UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

203 North LaSalle Street
Suite 1800	60601
Chicago, Illinois	(Zip Code)
(Address of principal executive offices)

(312) 642-3700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its 2019 Annual Meeting of stockholders on November 1, 2019. The matters that were voted on at the Annual Meeting and the final voting results for each matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors for a one-year term expiring at the 2020 Annual Meeting, as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Jack M. Greenberg	35,712,991	6,366,882	2,242	5,176,380
Richard S. Stoddart	41,406,057	673,816	2,242	5,176,380
Charles K. Bobrinskoy	38,769,150	3,310,723	2,242	5,176,380
Lindsay Y. Corby	41,411,924	666,831	3,360	5,176,380
David Fisher	27,623,197	14,456,976	1,942	5,176,380
Adam J. Gutstein	41,317,876	760,330	3,909	5,176,380
Julie M. Howard	29,338,490	12,742,880	745	5,176,380
Kirt P. Karros	41,818,683	258,326	5,106	5,176,380
Marc Zenner	41,813,728	263,581	4,806	5,176,380

Proposal No. 2: Approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
40,740,830	1,337,753	3,532	5,176,380

Proposal No. 3: Ratify an amendment to our bylaws establishing state and federal courts in Delaware as the exclusive forum for certain stockholder litigation (the "Exclusive Forum Bylaw Amendment").

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,685,301	19,680,891	715,923	5,176,380

Proposal No. 4: Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019.

FOR	AGAINST	ABSTAIN
41,427,060	5,813,688	17,747

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: November 1, 2019	By:	/s/ Oren B. Azar
	Name:	Oren B. Azar
	Title:	General Counsel